Exhibit 4.1

AMENDMENT NO. 1

dated as of  November 12, 2009

to

Credit Agreement

dated as of
November 30, 2007

Among

ESCO TECHNOLOGIES INC.,
as Borrower,

THE LENDING INSTITUTIONS NAMED HEREIN,
as Lenders,

and

PNC BANK, NATIONAL ASSOCIATION,
as an LC Issuer, Swing Line Lender and as the
Lead Arranger, Administrative Agent and Syndication Agent

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This AMENDMENT NO. 1 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 12, 2009 among the following:  (i) ESCO TECHNOLOGIES INC., a Missouri corporation (the “Borrower”); (ii) the lenders from time to time party hereto (each a “Lender” and collectively, the “Lenders”); and (iii) PNC BANK, NATIONAL ASSOCIATION (successor to National City Bank), as the administrative agent (the “Administrative Agent”).

RECITALS:

A.           The Borrower, the Administrative Agent, the Lenders, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, are parties to the Credit Agreement, dated as of November 30, 2007 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”).

B.           The Borrower, the Administrative Agent and the Lenders desire to amend the Credit Agreement to modify certain provisions thereof.

AGREEMENT:

In consideration of the premises and mutual covenants herein and for other valuable consideration, the Borrower, the Administrative Agent and the Lenders agree as follows:

Section 1.   Definitions.  Unless otherwise defined herein, each capitalized term used in this Amendment and not defined herein shall be defined in accordance with the Credit Agreement.

Section 2.   Amendments.

2.1 New Definitions.  Article I of the Credit Agreement is hereby amended to add the following new definitions thereto:

“Amendment No. 1” means Amendment No. 1 to Credit Agreement dated as of November 12, 2009, among the Borrower, the Administrative Agent and the Lenders.

“Amendment No. 1 Effective Date” means November 12, 2009.

2.2 Omnibus Amendments.  All references in the Credit Agreement and the exhibits thereto, the Notes, the Security Documents, the Subsidiary Guaranty and each of the other Loan Documents to “National City Bank, a national banking association” or “National City Bank” are deemed to be references to “PNC Bank, National Association.”

2.3 Amendment to Section 7.06.  Section 7.06 of the Credit Agreement is hereby amended by adding a new clause (d) thereto which shall read in its entirety as follows:

“(d)           the Borrower may declare and pay or make Capital Distributions consisting of dividends that are payable in cash, provided that (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower will be in compliance with the financial covenants set forth in Section 7.07 both before and after giving pro forma effect to each such Capital Distribution, and (iii) the aggregate amount of all such Capital Distributions made by the Borrower pursuant to this clause (d) during any fiscal year shall not exceed $15,000,000.”

Section 3.   Fees.  As consideration for the modifications to the Credit Agreement contemplated in this Amendment, the Borrower shall pay to the Administrative Agent, for the benefit of each Lender that delivers a fully executed copy of its signature page to the Administrative Agent by 5:00 P.M. (eastern time), December 10, 2009, an amendment fee in an amount equal to 12.5 basis points times the amount of such Lender’s Commitment.

Section 4.   Effectiveness.

4.1 Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(i) Amendment Executed.  This Amendment shall have been executed by the Borrower, each Subsidiary Guarantor, the Administrative Agent and the Required Lenders, and counterparts hereof as so executed shall have been delivered to the Administrative Agent.

(ii) Officer’s Certificate; Resolutions.  The Borrower and each Subsidiary Guarantor shall have delivered to the Administrative Agent an officer’s certificate certifying the names of the officers of the Borrower or such Subsidiary Guarantor authorized to sign this Amendment and the other Loan Documents, if any, required to be executed in connection herewith, together with the true signatures of such officers.

(iii) Fees.  The Borrower shall have (i) paid to the Administrative Agent, for the benefit of the Lenders, the fees required to be paid by it pursuant to Section 3 above and (ii) paid all legal fees and expenses of the Administrative Agent in connection with the preparation and negotiation of this Amendment and the other documents being executed or delivered in connection herewith.

(iv) Other Matters.  The Borrower and each Subsidiary Guarantor shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent.

4.2 Amendment Effective Date.  This Amendment shall be effective on the date (the “Amendment Effective Date”) upon which the conditions precedent set forth in Section 4.1 above are satisfied.  The Administrative Agent shall provide the Borrower and the Lenders written notice immediately upon the occurrence of the Amendment Effective Date.  Upon the occurrence of the Amendment Effective Date, unless otherwise specifically set forth herein, each of the amendments and other modifications set forth in this Amendment shall be effective on and after the Amendment Effective Date, but with retroactive effect to the Amendment No. 1 Effective Date.

Section 5.   Miscellaneous.

5.1 Representations and Warranties.  The Borrower and each Subsidiary Guarantor, by signing below, hereby represents and warrants to the Administrative Agent and the Lenders that:

(i) the Borrower and each Subsidiary Guarantor has the legal power and authority to execute and deliver this Amendment;

(ii) the officers executing this Amendment on behalf of the Borrower and each Subsidiary Guarantor have been duly authorized to execute and deliver the same and bind the Borrower or such Subsidiary Guarantor with respect to the provisions hereof;

(iii) the execution and delivery hereof by the Borrower or each Subsidiary Guarantor and the performance and observance by the Borrower and each Subsidiary Guarantor of the provisions hereof do not violate or conflict with the Organizational Documents of the Borrower or any Subsidiary Guarantor or any law applicable to the Borrower or any Subsidiary Guarantor or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrower or such Subsidiary Guarantor;

(iv) no Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof;

(v) neither the Borrower nor any Subsidiary Guarantor has any claim or offset against, or defense or counterclaim to, any obligations or liabilities of the Borrower or such Subsidiary Guarantor under the Credit Agreement or any other Loan Document;

(vi) this Amendment constitutes a valid and binding obligation of the Borrower and each Subsidiary Guarantor in every respect, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity limiting the availability of equitable remedies; and

(vii) each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct in all material respects as of the date hereof, except to the extent that any thereof expressly relate to an earlier date, in which case such representations and warranties are reaffirmed true and correct as of such earlier date.

5.2 Credit Agreement Unaffected.  Each reference to the Credit Agreement or in any other Loan Document shall hereafter be construed as a reference to the Credit Agreement as amended hereby.  Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby.  This Amendment is a Loan Document.

5.3 Subsidiary Guarantor Acknowledgment.  Each Subsidiary Guarantor, by signing this Amendment:

(i) consents and agrees to and acknowledges the terms of this Amendment;

(ii) acknowledges and agrees that all of the Loan Documents to which such Subsidiary Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Subsidiary Guarantor’s obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

(iii) represents and warrants to the Administrative Agent and the Lenders that all representations and warranties made by such Subsidiary Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects on and as of the Amendment No. 1 Effective Date to the same extent as though made on and as of the Amendment No. 1 Effective Date, except to the extent that any thereof expressly relate to an earlier date; and

(iv) acknowledges and agrees that (A) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to which such Subsidiary Guarantor is a party to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (B) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments or modifications to the Credit Agreement.

5.4 Waiver.  The Borrower and each Subsidiary Guarantor, by signing below, hereby waives and releases the Administrative Agent and each of the Lenders and their respective Related Parties from any and all claims, offsets, defenses and counterclaims of which the Borrower and any Subsidiary Guarantor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

5.5 Entire Agreement.  This Agreement, together with the Credit Agreement and the other Loan Documents, integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

5.6 Counterparts  This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

5.7 Governing Law.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.  TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS.

5.8 JURY TRIAL WAIVER.  EACH OF THE PARTIES TO THIS AMENDMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING, WITHOUT LIMITATION, ANY AMENDMENTS, WAIVERS OR OTHER MODIFICATIONS RELATING TO ANY OF THE FOREGOING), OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

[Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.

ESCO TECHNOLOGIES INC. By: s/Alyson S. Barclay Name: Title:
PNC BANK, NATIONAL ASSOCIATION, as the Administrative Agent and as a Lender By: s/Thomas S. Sherman Name: Title:

JPMORGAN CHASE BANK, N.A., as a Lender By: s/Krys Szremski Name: Title:

BANK OF AMERICA, N.A., as a Lender By: s/Stephen Bode Name: Title:

BANK OF TOKYO-MITSUBISHI, LTD., as a Lender By: s/Victor Pierzchalski Name: Title:

SUNTRUST BANK, as a Lender By: s/J. Matthew Rowand Name: Title:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender By: s/Aoife M. Quinn Name: Title:

FIFTH THIRD BANK, as a Lender By: s/Mary Ann Lemonds Name: Title:

WACHOVIA BANK, as a Lender By: s/Bradford Vieira Name: Title:

COMERICA BANK, as a Lender By: s/Mark J. Leveille Name: Title:

REGIONS BANK, as a Lender By: s/John Holland Name: Title:

HSBC BANK USA, as a Lender By: s/Andrew Bicker Name: Title:

ASSOCIATED BANK, as a Lender By: s/Mark Weitekamp Name: Title:

FIRST BANK, as a Lender By: s/Brenda J. Laux Name: Title:

NORTHERN TRUST, as a Lender By: s/Rick J. Gomez Name: Title:

FIRSTMERIT BANK, N.A., as a Lender By: s/Robert G. Morlan Name: Robert G. Morlan Title: Senior Vice President

COMMERCE BANK, as a Lender By: s/T. William White Name: Title:

Each of the undersigned acknowledge the terms of and consent to the foregoing:

ESCO TECHNOLOGIES HOLDING INC. By: s/Alyson S. Barclay Name: Title:
VACCO INDUSTRIES By: s/Alyson S. Barclay Name: Title:
LINDGREN R.F. ENCLOSURES, INC. By: s/Alyson S. Barclay Name: Title:
LINDGREN, INC. By: s/Alyson S. Barclay Name: Title:
DOBLE ENGINEERING COMPANY By: Alyson S. Barclay Name: Title:
PTI TECHNOLOGIES INC. By: s/Alyson S. Barclay Name: Title:
ACLARA POWER-LINE SYSTEMS INC. By: s/Alyson S. Barclay Name: Title:
ACLARA RF SYSTEMS INC. By: s/Alyson S. Barclay Name: Title:
ETS-LINDGREN L.P. By: Rantec Commercial, Inc., its General Partner By: s/Gary E. Muenster Name: Title: